Exhibit 10.23

ENGENE HOLDINGS INC. 2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of [•] (the “Date of Grant”), is delivered by enGene Holdings Inc., a company organized under the laws of British Columbia, Canada (the “Company”) to [•] (the “Participant”).

RECITALS

The enGene Holdings Inc. 2023 Equity Incentive Plan (the “Plan”) provides for the grant of restricted stock with respect to common shares of the Company (“Company Shares”) in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of restricted stock as an inducement for the Participant to promote the best interests of the Company and its shareholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1. Restricted Stock Grant. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant [•] Company Shares, subject to the restrictions set forth below and in the Plan (“Restricted Stock”).

2. Vesting.

(a) Subject to the terms of this Section 2, the shares of Restricted Stock shall become vested according to the following dates (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date:

Vesting Date	Number of Vested Shares of Restricted Stock

(b) The vesting of the shares of Restricted Stock shall be cumulative, but shall not exceed 100% of the shares of Restricted Stock. If the foregoing schedule would produce fractional shares, the number of shares that vest shall be rounded down to the nearest whole share and the fractional shares will be accumulated so that the resulting whole shares will be included in the number of shares that become vested on the last Vesting Date.

(c) In the event of a Change of Control before all of the Restricted Stock vests in accordance with Section 2(a) above, the provisions of the Plan applicable to a Change of Control shall apply to the Restricted Stock, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting of the Restricted Stock as it deems appropriate pursuant to the Plan.

3. Termination of Restricted Stock. Except as set forth in this Agreement, if the Participant ceases to be employed by, or provide service to, the Employer for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited as of the date of the Participant’s termination of employment or service and must be immediately returned to the Company.

4. Issuance of Certificates and Tax Withholding.

(a) Unless otherwise determined by the Committee, the Company will retain possession of certificates representing the shares of Restricted Stock. During the Restriction Period (as defined in Section 8), the Participant shall receive any cash dividends with respect to the shares of Restricted Stock, may vote the shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company, each subject to any restrictions deemed appropriate by the Committee. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

(b) When the Participant obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares shall be issued to the Participant, free of the restrictions under Section 2 of this Agreement.

(c) The obligation of the Company to deliver a certificate representing the vested shares of Restricted Stock upon the vesting of the shares of Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate, to comply with relevant securities laws and regulations.

(d) All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Employer to provide for the payment of amounts required to be withheld for any withholding taxes, if applicable, with respect to the grant or vesting of the shares of Restricted Stock. At such time as the Committee may determine in its discretion under the Plan, the Participant may elect to satisfy any withholding tax obligation of the Employer with respect to the shares of Restricted Stock by having shares withheld to satisfy an amount equal to the amount of any FICA, federal income, state, local and other tax liabilities required by law to be withheld with respect to the shares of Restricted Stock.

5. Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) taxes as ordinary income the difference between the amount paid for the shares underlying the Restricted Stock and the Fair Market Value of such shares as of the date any restrictions on the shares lapse pursuant to Section 2 of this Agreement. The Participant understands that the Participant may elect to be taxed at the time the shares of Restricted Stock are granted rather than when and as the Restriction Period expires by filing an election under section 83(b) of the Code with the Internal Revenue Service within 30 days from the Date of Grant. The form for making this election is attached as Exhibit A hereto.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE.

6. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. This grant of Restricted Stock is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of Company Shares, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the grant of Restricted Stock pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7. No Employment or Other Rights. This grant of Restricted Stock shall not confer upon the Participant any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time. The right of the Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

8. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, during the period before the shares of Restricted Stock vest in accordance with Section 2 (the “Restriction Period”), the non-vested shares of Restricted Stock may not be sold, assigned, encumbered, transferred, pledged or otherwise disposed of by the Participant. Any attempt by the Participant to assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares of Restricted Stock, shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

9. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of British Columbia, Canada without giving effect to the conflicts of laws provisions thereof.

10. Entire Agreement. This Agreement contains the entire understanding between the Company and the Participant with respect to the matter set forth herein, and shall supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

11. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of [•] at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

12. Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Restricted Stock, and the right to receive and retain any Company Shares or cash payments covered by this Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under the Dodd-Frank Recoupment Policy and any other “clawback” or similar policy of the Company in effect on the Date of Grant or that may be established thereafter (as applicable, the “Company Clawback Policy”). Further, to the extent permitted by applicable law, including without limitation Section 409A of the Code, this Agreement and all Restricted Stock, cash or other value provided pursuant to this Agreement are subject to offset in the event that the Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Company Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Company Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of this Agreement until such time as the Company Clawback Policy is no longer applicable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

ENGENE HOLDINGS INC.

By:
Name:
Title:

I hereby accept the grant of Restricted Stock described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Committee shall be final and binding.

PARTICIPANT

Name:
Date:

[SIGNATURE PAGE TO RESTRICTED STOCK GRANT AGREEMENT]

EXHIBIT A

Section 83(b) Election Form

The undersigned taxpayer hereby elects, pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

(1)

Name of taxpayer who performed the services:
Address:
Social Security Number:
Tax Year for which election is being made:

(2) The property which is the subject of this election is ________ shares of common stock (“Shares”) of enGene Holdings Inc. (the “Company”).

(3) Date the property was transferred to the undersigned taxpayer: ____________ ___, ____.

(4) Forfeiture provision: The Shares are subject to forfeiture to the Company if the taxpayer ceases to be employed by or provide service to the Company during the restriction period. The forfeiture restriction period lapses in a series of installments according to the following schedule:

Vesting Date	Number of Shares Vested

(5) The fair market value of the Shares at the time of the transfer of the Shares (determined without regard to any restriction other than a nonlapse restriction as defined in section 1.83(h) of the Income Tax Regulations) is $_____ per Share x _____ Shares = $_______.

(6) The amount paid for the Shares is $_____ per Share x _____ Shares = $______ aggregate consideration.

(7) The amount to include in gross income is $_______. (Note: subtract amount in line 6 from amount in line 5.)

(8) This statement is executed as of ________________ __, 20_.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the Company. The undersigned is the person performing the services in connection with which the property was transferred.

Taxpayer

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

Attached is a form of election under section 83(b) of the Internal Revenue Code of 1986, as amended. If you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1. Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any who receives property that is the subject of your election), retaining at least one photocopy for your records.

2. Send one counterpart to the Internal Revenue Service Center with which you will file your federal income tax return for the current year via certified mail, return receipt requested.

THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE ISSUANCE, PURCHASE OR GRANT DATE WITHIN WHICH TO MAKE THE ELECTION – NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED.

3. Deliver one counterpart of the completed election to the Company for its files.

4. If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.

CANADIAN APPENDIX

Notwithstanding any other term of this Agreement, the following modifications to the Agreement apply to any Participant employed by the Employer in Canada.

1.	Termination Date

For purposes of sections 2 and 3 of the Agreement, the Participant will be deemed to have ceased to provide services to the Employer on the date on which notice of termination is provided to the Participant or the Employer, as applicable, and for greater certainty shall, subject to applicable legislation, exclude any other period of non-working notice of termination or any period for which pay in lieu of notice, severance pay or any other monies in relation to the cessation of employment are paid or otherwise required by applicable law, regardless of whether the termination is with or without cause or with or without notice.

2.	No Employment or Other Rights

Section 7 of this Agreement shall be read without reference to its final sentence.